Exhibit 2

BRITISH AMERICAN TOBACCO p.l.c.
RESULTS OF VOTING AT 2019 ANNUAL GENERAL MEETING

The Annual General Meeting of British American Tobacco p.l.c. was held at Hilton London Bankside, 2-8 Great Suffolk Street, London, SE1 0UG on 25 April 2019 at 11.30am.

The tables below set out the results of the poll on each of the total of 20 Resolutions as stated in the Notice of Meeting dated 20 March 2019. Each shareholder, present in person or by proxy, was entitled to one vote per ordinary share of 25p held.

Resolution 1
Receipt of 2018 Report and Accounts
For - Note (b)	1,755,258,446
Percent of Votes Cast	99.20%
Percent of Issued Share Capital	76.52%
Against	14,169,779
Percent of Votes Cast	0.80%
Percent of Issued Share Capital	0.62%
Total Votes Cast (Excl. Votes Withheld)	1,769,428,225
Percent of Issued Share Capital	77.14%
Votes Withheld - Note (c)	4,387,903

Resolution 2
Approval of the Directors’ Remuneration Policy
For - Note (b)	1,641,331,721
Percent of Votes Cast	92.63%
Percent of Issued Share Capital	71.56%
Against	130,661,885
Percent of Votes Cast	7.37%
Percent of Issued Share Capital	5.70%
Total Votes Cast (Excl. Votes Withheld)	1,771,993,606
Percent of Issued Share Capital	77.25%
Votes Withheld - Note (c)	1,820,757

Resolution 3
Approval of 2018 Directors' Remuneration Report
For - Note (b)	1,554,311,783
Percent of Votes Cast	87.71%
Percent of Issued Share Capital	67.76%
Against	217,722,528
Percent of Votes Cast	12.29%
Percent of Issued Share Capital	9.49%
Total Votes Cast (Excl. Votes Withheld)	1,772,034,311
Percent of Issued Share Capital	77.25%
Votes Withheld - Note (c)	1,780,043

Resolution 4
Reappointment of KPMG LLP as Auditors
For - Note (b)	1,755,452,554
Percent of Votes Cast	99.04%
Percent of Issued Share Capital	76.53%
Against	17,102,365
Percent of Votes Cast	0.96%
Percent of Issued Share Capital	0.75%
Total Votes Cast (Excl. Votes Withheld)	1,772,554,919
Percent of Issued Share Capital	77.28%
Votes Withheld - Note (c)	1,258,515

Resolution 5
Authority for the Audit Committee to agree the Auditors' remuneration
For - Note (b)	1,769,189,128
Percent of Votes Cast	99.81%
Percent of Issued Share Capital	77.13%
Against	3,321,904
Percent of Votes Cast	0.19%
Percent of Issued Share Capital	0.14%
Total Votes Cast (Excl. Votes Withheld)	1,772,511,032
Percent of Issued Share Capital	77.27%
Votes Withheld - Note (c)	1,303,327

Resolution 6
Re-election of Richard Burrows as a Director
For - Note (b)	1,735,711,221
Percent of Votes Cast	98.16%
Percent of Issued Share Capital	75.67%
Against	32,576,210
Percent of Votes Cast	1.84%
Percent of Issued Share Capital	1.42%
Total Votes Cast (Excl. Votes Withheld)	1,768,287,431
Percent of Issued Share Capital	77.09%
Votes Withheld - Note (c)	5,526,927

Resolution 7
Re-election of Sue Farr as a Director
For - Note (b)	1,750,116,750
Percent of Votes Cast	98.74%
Percent of Issued Share Capital	76.30%
Against	22,273,290
Percent of Votes Cast	1.26%
Percent of Issued Share Capital	0.97%
Total Votes Cast (Excl. Votes Withheld)	1,772,390,040
Percent of Issued Share Capital	77.27%
Votes Withheld - Note (c)	1,424,318

Resolution 8
Re-election of Dr Marion Helmes as a Director
For - Note (b)	1,509,106,829
Percent of Votes Cast	86.08%
Percent of Issued Share Capital	65.79%
Against	244,007,212
Percent of Votes Cast	13.92%
Percent of Issued Share Capital	10.64%
Total Votes Cast (Excl. Votes Withheld)	1,753,114,041
Percent of Issued Share Capital	76.43%
Votes Withheld - Note (c)	20,700,318

Resolution 9
Re-election of Luc Jobin as a Director
For - Note (b)	1,737,043,650
Percent of Votes Cast	98.12%
Percent of Issued Share Capital	75.73%
Against	33,217,228
Percent of Votes Cast	1.88%
Percent of Issued Share Capital	1.45%
Total Votes Cast (Excl. Votes Withheld)	1,770,260,878
Percent of Issued Share Capital	77.18%
Votes Withheld - Note (c)	3,553,480

Resolution 10
Re-election of Holly Keller Koeppel as a Director
For - Note (b)	1,727,827,523
Percent of Votes Cast	97.60%
Percent of Issued Share Capital	75.33%
Against	42,455,650
Percent of Votes Cast	2.40%
Percent of Issued Share Capital	1.85%
Total Votes Cast (Excl. Votes Withheld)	1,770,283,173
Percent of Issued Share Capital	77.18%
Votes Withheld - Note (c)	3,531,185

Resolution 11
Re-election of Savio Kwan as a Director
For - Note (b)	1,749,939,115
Percent of Votes Cast	99.24%
Percent of Issued Share Capital	76.29%
Against	13,336,671
Percent of Votes Cast	0.76%
Percent of Issued Share Capital	0.58%
Total Votes Cast (Excl. Votes Withheld)	1,763,275,786
Percent of Issued Share Capital	76.87%
Votes Withheld - Note (c)	10,538,572

Resolution 12
Re-election of Dimitri Panayotopoulos as a Director
For - Note (b)	1,736,879,545
Percent of Votes Cast	98.00%
Percent of Issued Share Capital	75.72%
Against	35,469,989
Percent of Votes Cast	2.00%
Percent of Issued Share Capital	1.55%
Total Votes Cast (Excl. Votes Withheld)	1,772,349,534
Percent of Issued Share Capital	77.27%
Votes Withheld - Note (c)	1,464,824

Resolution 13
Re-election of Kieran Poynter as a Director
For - Note (b)	1,761,903,520
Percent of Votes Cast	99.41%
Percent of Issued Share Capital	76.81%
Against	10,455,380
Percent of Votes Cast	0.59%
Percent of Issued Share Capital	0.46%
Total Votes Cast (Excl. Votes Withheld)	1,772,358,900
Percent of Issued Share Capital	77.27%
Votes Withheld - Note (c)	1,453,633

Resolution 14
Re-election of Ben Stevens as a Director
For - Note (b)	1,757,750,998
Percent of Votes Cast	99.17%
Percent of Issued Share Capital	76.63%
Against	14,631,254
Percent of Votes Cast	0.83%
Percent of Issued Share Capital	0.64%
Total Votes Cast (Excl. Votes Withheld)	1,772,382,252
Percent of Issued Share Capital	77.27%
Votes Withheld - Note (c)	1,432,107

Resolution 15
Election of Jack Bowles as a Director
For - Note (b)	1,771,054,287
Percent of Votes Cast	99.93%
Percent of Issued Share Capital	77.21%
Against	1,308,620
Percent of Votes Cast	0.07%
Percent of Issued Share Capital	0.06%
Total Votes Cast (Excl. Votes Withheld)	1,772,362,907
Percent of Issued Share Capital	77.27%
Votes Withheld - Note (c)	1,451,147

Resolution 16
Renewal of Directors' authority to allot shares
For - Note (b)	1,318,793,706
Percent of Votes Cast	74.41%
Percent of Issued Share Capital	57.49%
Against	453,657,814
Percent of Votes Cast	25.59%
Percent of Issued Share Capital	19.78%
Total Votes Cast (Excl. Votes Withheld)	1,772,451,520
Percent of Issued Share Capital	77.27%
Votes Withheld - Note (c)	1,354,742

Resolution 17 - Note (d)
Renewal of Directors' authority to disapply pre-emption rights
For - Note (b)	1,628,790,313
Percent of Votes Cast	92.03%
Percent of Issued Share Capital	71.01%
Against	141,102,479
Percent of Votes Cast	7.97%
Percent of Issued Share Capital	6.15%
Total Votes Cast (Excl. Votes Withheld)	1,769,892,792
Percent of Issued Share Capital	77.16%
Votes Withheld - Note (c)	3,919,591

Resolution 18 - Note (d)
Authority for the Company to purchase its own shares
For - Note (b)	1,737,471,044
Percent of Votes Cast	98.06%
Percent of Issued Share Capital	75.75%
Against	34,420,824
Percent of Votes Cast	1.94%
Percent of Issued Share Capital	1.50%
Total Votes Cast (Excl. Votes Withheld)	1,771,891,868
Percent of Issued Share Capital	77.25%
Votes Withheld - Note (c)	1,922,413

Resolution 19
Authority to make donations to political organisations and to incur political expenditure
For - Note (b)	1,627,423,634
Percent of Votes Cast	92.03%
Percent of Issued Share Capital	70.95%
Against	141,003,499
Percent of Votes Cast	7.97%
Percent of Issued Share Capital	6.15%
Total Votes Cast (Excl. Votes Withheld)	1,768,427,133
Percent of Issued Share Capital	77.10%
Votes Withheld - Note (c)	5,382,676

Resolution 20 - Note (d)
Notice period for General Meetings
For - Note (b)	1,594,625,564
Percent of Votes Cast	89.96%
Percent of Issued Share Capital	69.52%
Against	177,886,991
Percent of Votes Cast	10.04%
Percent of Issued Share Capital	7.76%
Total Votes Cast (Excl. Votes Withheld)	1,772,512,555
Percent of Issued Share Capital	77.27%
Votes Withheld - Note (c)	1,301,344

Notes:

(a)	The total number of ordinary shares in issue (excluding treasury shares) at the close of business on Wednesday 24 April 2019 was 2,293,775,200.

(b)	Includes discretionary votes.

(c)	A vote withheld is not a vote in law and is not counted in the calculation of the proportion of votes ‘For’ or ‘Against’ a resolution.

(d)
In accordance with Listing Rules 9.6.2R and 9.6.3R, copies of the resolutions numbered 17, 18 and 20 will be submitted to the National Storage Mechanism as soon as practicable and will be available for inspection at www.morningstar.co.uk/uk/nsm.  A copy of the resolutions may also be obtained from the Notice of Meeting which is available on the Company’s website at www.bat.com/agm.

All resolutions were passed at the Company’s Annual General Meeting today with the requisite majority of votes.

However, in relation to resolution 16 (Authority to allot shares), we acknowledge that a number of our shareholders did not support this resolution. It remains standard market practice for many UK FTSE listed companies to retain this type of authority. The authority sought by the Company is in accordance with the UK Investment Association's share capital management guidelines and prevailing voting guidelines of leading corporate governance agencies applicable to UK listed companies. However, we are aware that some institutional investors, particularly in South Africa, have specific policies against supporting this type of resolution. Following the outcome of today’s vote, we will continue our ongoing engagement with shareholders to better understand the position of those for which this authority continues to present concerns and will keep best practice in this area under review.

P McCrory
Secretary
British American Tobacco p.l.c.

25 April 2019

Enquiries:

Investor Relations
Mike Nightingale/Rachael Brierley/John Harney
+44 20 7845 1180/1519/1263

British American Tobacco Press Office
+44 (0) 20 7845 2888 (24 hours)  | @BATPress